UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Poydras Street, New Orleans, Louisiana	70112-6050

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (504) 587-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Press release issued on August 26, 2004
Letter of credit facility

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2004, J. Ray McDermott, S.A. (“J. Ray”), a subsidiary of McDermott International, Inc. (“McDermott”), entered into a $25 million letter-of-credit facility. The facility provided for an immediate credit advance of $25 million, which is being used to provide cash collateral for letters of credit issued or to be issued under the facility. The term of the facility is 36 months with an optional redemption by J. Ray after 18 months, with no financial covenants. The facility is secured with liens placed on certain J. Ray assets including its domestic accounts receivable and the DB26 vessel. The non-financial covenants and certain other terms and conditions are similar to those set forth in the indenture relating to J. Ray’s senior secured notes issued in 2003. A copy of McDermott’s press release issued on August 26, 2004, to announce, among other things, that the facility had been entered into, is included as exhibit 99.1 to this report. A copy of the letter of credit facility is included as exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release issued on August 26, 2004

99.2	Letter of credit facility agreement dated as of August 25, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL INC.
By:	/s/Keith G. Robinson
Keith G. Robinson
Corporate Controller

August 26, 2004

3

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release issued on August 26, 2004

99.2	Letter of credit facility agreement dated as of August 25, 2004

4